News Release

FOR IMMEDIATE RELEASE

WINNEBAGO INDUSTRIES, INC. ANNOUNCES REDEMPTION OF $100,000,000 OF ITS
6.25% SENIOR SECURED NOTES DUE 2028

EDEN PRAIRIE, MINN., Feb. 5, 2026—Winnebago Industries, Inc. (NYSE: WGO), a leading manufacturer of outdoor recreation products, today announced that it will redeem $100,000,000 of the outstanding $200,000,000 aggregate principal amount of its 6.250% Senior Secured Notes due 2028 (the “Notes”) on February 20, 2026. Pursuant to the terms of the indenture governing the Notes, the company will redeem the outstanding Notes at a redemption price of 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

“This redemption reflects our stated focus on improving balance sheet leverage while continuing to generate cash flow and maintain strong cash balances,” said Winnebago Industries’ Chief Financial Officer Bryan Hughes. “We expect our balance sheet to strengthen further during the seasonally stronger second half of our fiscal year, enhancing our financial flexibility as we continue to prioritize leverage improvement within a balanced capital allocation strategy.”

On February 5, 2026, a copy of the notice of redemption with respect to the outstanding Notes was sent to record holders of the Notes by U.S. Bank Trust Company, National Association, the trustee under the indenture governing the Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota, and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the Company’s intention to redeem $100,000,000 of its outstanding notes. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers and retail purchasers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage our inventory to meet demand; risk related to cyclicality and seasonality of our business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with our suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims and product recalls; ability to protect our information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve our information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance matters, and our ability to meet our commitments; impairment of goodwill and trade names; risks related to our 2030 Convertible Notes and Senior Secured Notes, including our ability to satisfy our obligations under these notes; and changes in recommendations or a withdrawal of coverage by third party securities analysts. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from the projected or suggested results is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, copies of which are available from the SEC or from the Company upon request. We caution that the foregoing list of important factors is not complete. These forward-looking statements should be considered in light of the discussion of risks and uncertainties described under the heading “Risk Factors” contained in the Company’s most recent annual report on Form 10-K, Quarterly Reports on Form 10-Q, as well as any amendments to such filings, and in other filings with the SEC. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts
Investors: Joan Ondala | ir@winnebagoind.com
Media: Daniel Sullivan | media@winnebagoind.com